Exhibit 10.6

CONSTRUCTION LOAN AGREEMENT

This CONSTRUCTION LOAN AGREEMENT ("Agreement") is entered into as of **June 25, 2024**, by and between **Mopane Investments, LLC, a Wyoming limited liability company** having an address of **205 South Beverly Drive #205, Beverly Hills, CA 90212** ("Borrower"), and LendingOne, LLC, a Delaware Limited Liability Company, having an address at 777 Yamato Road, Suite 510, Boca Raton, FL 33431 ("Lender").

RECITALS

A. Borrower is or is about to become the owner of certain real estate located at **1460 North Eastern Avenue, Los Angeles, CA 90063** as more particularly described on the Schedule A of the Security Instrument (the "Property"), and Borrower desires to construct or cause to be constructed, within the time hereinafter set forth, certain modifications and improvements (the "Improvements"), in accordance with certain plans and specifications (the "Plans and Specifications"), copies of which, initialed by Borrower for identification purposes, have been deposited with Lender.

B. Borrower has requested that Lender make a loan to Borrower in the maximum principal amount of up to **SIX HUNDRED THREE THOUSAND DOLLARS ($603,000.00)** (the "Loan"), subject to and upon the terms and conditions set forth herein, which is evidenced by that certain Commercial Promissory Note made and executed by Borrower concurrently herewith in favor and payable to the order of Lender (the "Note"), to finance a portion of the cost of the acquisition of the Property and construction of the Improvements.

C. The Loan is secured by those certain:

1. **Open-End Commercial Deed of Trust, Security Agreement and Fixture Filing** (the "Security Instrument"), dated as of the date hereof, made by Borrower in favor of Lender, which Security Instrument encumbers the Property; and
2. Assignments of Leases and Rents, dated as of the date hereof, made by Borrower in favor of Lender, (the "Assignment of Leases and Rents").

D. The Loan is guaranteed by **David Behrend**, an individual (the "Guarantor"), in that certain Guaranty made and executed concurrently herewith in favor of Lender (the "Guaranty").

E. This Agreement, and all other documents evidencing and/or securing the Loan, including the Note, the Security Instrument, and the Guaranty, as each may be amended, restated or modified from time to time, shall hereinafter be collectively referred to as the "Loan Documents."

NOW, THEREFORE, in consideration of the foregoing and of the covenants and conditions hereinafter set forth, Borrower and Lender hereby agree as follows:

SECTION 1: THE LOAN

1.1. Purpose. The purpose of the Loan is to **purchase** the Property and construct the Improvements thereon. The Loan is being obtained solely for commercial / investment purposes, and not for personal, consumer, family or household purposes. The Loan shall be advanced by Lender in installments as hereinafter provided, and shall be evidenced by the Note, executed simultaneously herewith.

1.2. Security. As security for the Loan and for the obligations of Borrower hereunder, Borrower shall deliver to Lender the following, all of which shall be in form and substance satisfactory to Lender:

1.2.1. The Security Instrument covering the Property, all easements appurtenant to or benefitting the Property, the Improvements and all fixtures, machinery and equipment necessary or incidental to the general operation and maintenance thereof and all renewals and replacements thereof or additions thereto, all as more specifically described in the Security Instrument and included in the definition of Property. The Security Instrument shall be a continuing first lien in the full amount of the Loan, on a good and marketable fee simple title to the Property, free and clear of all prior liens (including mechanics' liens, filed or unfiled), restrictions, easements and other encumbrances and title objections that are not approved by Lender, and shall be insured as such at Borrower's expense by a reputable title insurance company (the "Title Company") satisfactory to Lender;

1.2.2. The Assignment of Leases and Rents;

1.2.3. The Guaranty;

1.2.4. That certain Assignment of Contracts, Licenses and Permits made and executed by Borrower concurrently herewith in favor of Lender with respect to Borrower's rights in, to and under all contracts relating to the Property, including the construction contract and any architect's contract; and

1.2.5. Any Uniform Commercial Code financing statements required to be filed in connection with the Loan, which shall perfect any and all security interests in and to, and perfect collateral assignments of all personalty.

1.3. Loan.

1.3.1. Provided that no default shall have occurred and be continuing hereunder, Lender agrees, subject to the terms and conditions hereinafter set forth, to advance to Borrower up to **SIX HUNDRED THREE THOUSAND DOLLARS ($603,000.00)**, as further evidenced by and more particularly set forth in the Note and Security Instrument.

1.3.2. Initial Advance. Subject to the provisions of this Agreement and pursuant to the terms and provisions of the Note, Lender shall make an initial advance to Borrower upon closing in the amount of **FIVE HUNDRED SEVENTY-EIGHT THOUSAND DOLLARS ($578,000.00).**

1.3.3. Construction Advances. Subject to the terms and provisions of this Agreement and the Note, Lender shall make advances in connection with the construction of the Improvements (each, an "Advance"; and collectively, the "Advances").

1.3.4. Budget; Use of Proceeds. The proceeds of the Loan shall be used by Borrower to pay those expenses related to purchase of the Property and the construction of the Improvements described in the Loan Budget (hereinafter defined).

1.4. Conditions Precedent to Closing and Disbursement of Initial Advance. As conditions precedent to the Initial Advance and disbursement of Loan proceeds, Lender, unless otherwise expressly waived in writing by Lender, shall have received and approved the following, all of which shall be complete, true, accurate and in form satisfactory to Lender in its sole reasonable discretion:

1.4.1. A completed Loan application via Lender's online portal;

1.4.2. Financial statements and tax returns, of Borrower and Guarantor, if applicable;

1.4.3. Certificates of insurers, or other evidence satisfactory to Lender, indicating that Borrower and Guarantor have obtained the policies of insurance as are required under the terms of the Security Instrument and this Agreement, including but not limited to, adequate builder's risk (if applicable), property, general liability, worker's compensation, flood (if applicable) and general contractor liability insurance policies are all bound and in-place in forms acceptable (in Lender's reasonable discretion) for a construction project of this size and scope. To the extent that the same was not provided at the closing of the Loan, before any construction work may be commenced at the Property, Borrower shall satisfy any aforementioned requirement.

1.4.4. To the extent requested by Lender, copies of all permits or approvals required by any appropriate federal, state or other governmental authorities or agencies (each, a "Governmental Authority"; and collectively, the "Governmental Authorities") to such date with respect to Borrower or the Property, to the extent the same are necessary and appropriate to operate and develop the Property;

1.4.5. Plans and Specifications acceptable to Lender in all respects;

1.4.6. Final, fully-executed purchase and sale agreement related to Borrower's underlying and anticipated acquisition of the Property, if applicable;

1.4.7. All requested Borrower corporate entity documents, including but not limited to, a true, complete and fully-executed copy of the articles of organization and operating agreement, and all amendments thereto, certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located;

1.4.8. All requested due diligence materials related to Guarantor and/or any owners, principals or officers of Borrower with respect to verifying such parties' respective identities and background information in a manner satisfactory to each of them;

1.4.9. An appraisal or Broker Price Opinion (or its equivalent) of the Property;

1.4.10. All Loan Documents have been properly and completely executed by Borrower and/or Guarantor, if applicable, and delivered to Lender;

1.4.11. A final closing statement approved by Lender and executed by Borrower and the seller of the Property, if applicable;

1.4.12. A paid title insurance policy (or final commitment / pro forma to issue same) in the full amount of the Loan issued by a Title Company and insuring the Security Instrument as a valid first lien on the Property, with such endorsements as Lender shall require and subject to the permitted exceptions identified in the Security Instrument;

1.4.13. A closing protection letter issued by the related Title Company in favor of Lender in connection with the Loan, if applicable;

1.4.14. Lender's Closing and Escrow Instructions executed by the related the related Title Company or escrow company in connection with the closing of the Loan;

1.4.15. Evidence of a search of the public records that discloses no conditional sales contracts, chattel mortgages, leases of personality, financing statements or title retention agreements filed or recorded against Borrower or the Property, which will not be terminated or released at closing;

1.4.16. Evidence that the Property is not located in a federal or state flood hazard area;

1.4.17. Certification regarding debts and liens, executed by the owner of the Property;

1.4.18. Payment of all fees, costs, charges and premiums required to be paid to or on behalf of Lender in connection with the Loan as more particularly set forth in Note and Security Instrument;

1.4.19. Evidence demonstrating current full compliance with all applicable zoning, health, environmental and safety laws, ordinances and regulations (including, without limitation, approval of local, private or public sewage or water utility);

1.4.20. Satisfactory evidence that all roads and utilities necessary for the full utilization of the Property for its intended purposes have been completed or the presently installed and proposed roads and utilities will be sufficient for the full utilization of Property for its intended purposes; and

1.4.21. The Lender shall have received the Loan Budget (as hereinafter defined) listing all hard costs and soft costs relating to the construction of the Improvements prepared on forms approved by Lender together with supporting documentation used in making such breakdowns.

1.4.22. Such other agreements, certificates or other documents as Lender or the applicable title insurance or escrow company may reasonably request.

1.4.23. <u>Construction Documents</u>.

1.4.23.1. Lender shall have reasonably approved the general contractor and shall have reviewed and approved their credentials and deemed them sufficient for a construction project of this size and scope, if applicable. If the general contractor is a third-party, Borrower shall have delivered to Lender a fully executed copy of the construction/general contractor agreement, unless waived by Lender and required as condition for a subsequent Advance. If required by Lender at such time, the general contractor shall have executed and delivered to Lender a certificate, on Lender's standard form, consenting to the assignment of the construction/general contractor agreement to Lender.

1.4.23.2. If requested by Lender, Borrower shall have delivered to Lender, and Lender shall have reasonably approved, a list, certified by Borrower, of all trade contractors who have been or, to the extent identified by Borrower, will be supplying labor or materials for the Property. In addition, if requested by Lender, Borrower shall have delivered to Lender correct and complete copies of all executed trade contracts and subcontracts.

1.4.23.3. Lender shall have reasonably approved the architect/designer and/or engineer and shall have reviewed and approved their respective credentials and plans/designs and deemed them sufficient for a construction project of this size and scope, if applicable. Borrower shall have delivered to Lender fully executed copies of Borrower's agreements with such parties, unless waived by Lender and required as condition for a subsequent Advance, if applicable. If required by Lender at such time, such parties shall have executed and delivered to Lender a certificate, on Lender's standard form, consenting to the assignment of the Borrower's agreements with such parties to Lender, if applicable.

1.4.23.4. If applicable in the jurisdiction and to the extent required by Lender, a Notice of Commencement (complying with the requirements of any applicable construction statute, rule, and/or regulation) to be recorded, by the general contractor, after the Security Instrument shall have been provided to Lender.

1.5. Conditions Precedent to Disbursement of Advances after the Initial Advance. As conditions precedent to the disbursement of an Advance after the Initial Advance, Lender, unless otherwise expressly waived in writing by Lender, shall have received and approved the following, all of which shall be complete, true, accurate and in form satisfactory to Lender in its sole reasonable discretion:

1.5.1. Advances Generally.

1.5.1.1. The Loan shall be allocated in accordance with the budget set forth in Exhibit A attached hereto and hereby made a part hereof (the "Loan Budget"), but Lender may at its option reallocate the Loan, or any part thereof, among the categories set forth in Exhibit A at any time and from time to time. After the Initial Advance at closing, Borrower shall request Advances periodically, but not more frequently than monthly, as the work progresses, signed by **David Behrend**, or another duly authorized representative of Borrower, and each Advance shall be in an amount equal to or greater than $10,000.00.

1.5.1.2. Advances may be made (directly or through a title insurer) to Borrower, any prime contractor(s), subcontractor(s), materialman and others who have furnished goods or services in connection with the construction of the Improvements, or some or any of them, as Lender may elect from time to time in its sole discretion.

1.5.1.3. Applications for Advances for direct construction costs shall be for amounts not exceeding 90% of the cost of the completed construction and materials incorporated in the Improvements for which payment is requested and made in accordance with a stage of completion schedule agreed upon by Borrower and Lender.

1.5.1.4. If the Loan Budget includes an "interest reserve," Lender may make disbursements for interest due Lender during construction without further authorization from Borrower, but Lender agrees to send notice of such disbursement to Borrower. Borrower acknowledges that the "interest reserve" in the Loan Budget may not be sufficient to pay interest on the Loan throughout the entire term thereof, and in such event Borrower will be responsible to make payments for interest on the Loan out of funds other than the proceeds of the Loan.

1.5.1.5. Notwithstanding anything else herein contained, Lender shall have the right to apply any funds it agrees to advance hereunder to bring about the completion of the Improvements and to payment of any settlement costs, taxes, special assessments or any other charges that could be a lien on the Property, or any interest on the Loan, or any premium on any insurance policy affecting the Property. In addition, Lender shall be entitled to reimbursement for all costs and expenses incurred by Lender in connection with each Advance, including, without limitation, on-site engineer or architect inspections to verify work "in place" and the value thereof, which shall be limited to one (1) inspection per Advance and conducted by Lender or a local consultant retained by Lender at Lender's discretion.

1.5.1.6. If Lender shall receive any notice from a person having or claiming to have a lien or encumbrance on the Property that is subordinate to the lien of the Security Instrument, Lender shall not be liable to Borrower if Lender shall thereafter fail or refuse to make any future Advance requested by Borrower to be made pursuant to this *Section* 1.5., unless Lender's title insurer shall have agreed to endorse Lender's policy of title insurance to insure the lien of the Security Instrument in the full amount of all Advances theretofore made by Lender, including the one then being requested by Borrower, as a first lien on the Property.

1.5.2. Advances Specifically. Each Advance shall be conditioned upon Borrower's continuing satisfaction of all of the above conditions and each of the following conditions, unless otherwise expressly

waived in writing by Lender, all in form, manner and substance satisfactory to Lender, in its sole reasonable discretion:

1.5.2.1. At least five (5) business days prior to each Advance, Borrower shall supply Lender with a request for an Advance via Lender's online portal and executed by Borrower, which request shall set forth all required information, including, but not limited to, the requested Advance amount, contractor information and wiring instructions, and shall constitute a covenant and affirmation of Borrower that the warranties and representations in this Agreement are correct and true in all material aspects, that all the covenants, terms and conditions of this Agreement are being complied with, and that no continuing Event of Default exists or has occurred as of the date of the Advance;

1.5.2.2. To the extent requested by Lender, Lender shall have been furnished with a certificate of "in place" value certified by Borrower's supervising engineer or architect drawn in accordance with the Plans and Specifications indicating the amount of work completed by trade and the percentage thereof, and also indicating that to the date of the certification, the completed work has been performed in accordance with the Plans and Specifications;

1.5.2.3. Waiver of or release of liens from the general contractor, on behalf of itself and all subcontractors for all work completed on site and all current and prior Advance requests, in form and content acceptable to Lender and indicating that all outstanding claims for labor, materials and fixtures through the date of the last Advance have been paid and liens therefor waived or released in writing;

1.5.2.4. All Advances shall be subject to Lender's satisfaction, based on a physical inspection, that the work for which payment is requested has been completed in accordance with the Plans and Specifications, that the cost thereof is as set forth in the Advance request, and that the work is progressing rapidly enough to meet the completion date set forth in this Agreement. However, approval and/or payment of any Advance request shall not constitute a waiver of Lender's rights as to any work or material which may be defective or which may fail to comply with the Plans and Specifications or with the requirements of this Agreement.

1.5.2.5. Borrower has obtained from all appropriate Governmental Authorities all applicable authorizations, consents, licenses, approvals, and permits for the work for which the Advance is requested and Lender has been furnished with a filed copy thereof;

1.5.2.6. All material, equipment and fixtures incorporated in the work at the Property shall have been purchased so that the absolute ownership thereof shall have vested in Borrower immediately upon installation thereof on the Property and Borrower shall have produced and furnished, if required by Lender, the contracts, bills of sale or other agreements under which title thereto has vested;

1.5.2.7. If requested by Lender and at Borrower's sole cost and expense, Lender shall have received an endorsement to the Title Policy pursuant to the pending disbursements clause thereof, changing the date of the Title Policy to the applicable Funding Date, insuring that there has been no change in the state of title to the Property since the previous Advance and the Security Instrument remains a first position lien encumbering the Property, and increasing the coverage of the Title Policy to include the amount of the applicable Advance;

1.5.2.8. Lender has received all documentation and information Lender requires, in its sole discretion, to confirm that Property can be developed in accordance with the Plans and Specifications;

1.5.2.9. No Event of Default has occurred and nor is continuing or nor is there any occurrence of any event which with the passage of time and/or the giving of notice would constitute an Event of Default; and

1.5.2.10. Each representation and warranty set forth in this Agreement shall continue to be true and correct as if then made, and each request for an Advance shall constitute a continuing certification by Borrower that (a) all of the representations and warranties in this Agreement are true and correct as of such date, and (b) all proceeds of the Loan theretofore disbursed by Lender to pay for labor and materials have been applied and paid in strict accordance with all prior requests for advances.

1.5.2.11. On-Site Materials. Lender shall from time to time make, upon the request of Borrower, Advances for major building materials (the "Materials") which are to be incorporated into the Improvements but which, at the time of the Advance, are stored at the Property and are not yet affixed to or incorporated into the Improvements, provided that:

1.5.2.11.1 all conditions for an Advance under this Agreement are satisfied;

1.5.2.11.2 the materials are stored with adequate security at the site;

1.5.2.11.3 the storer of the Materials shall have agreed with Lender that Lender and/or Lender's construction advisor may inspect the Materials at all reasonable times and shall have further agreed not to permit the removal thereof without Lender's prior authorization, except in the ordinary course of construction, which authorization shall not be unreasonably withheld; and

1.5.2.11.4 Lender has received, if requested by Lender, in respect of each Advance, invoices for the full price of the Materials, and evidence that insurance policies as required pursuant to this Agreement cover the Materials and are in full force and effect, which may be the existing insurance policy if the existing policy does not have an exclusion for on-site Materials.

1.5.2.12. Off-site Materials. No Advances shall be made for Materials to be stored off-site, without the prior written consent of Lender, in Lender's sole and absolute discretion and on terms and conditions reasonably acceptable to Lender.

1.5.3. Final Construction Advance Conditions. Prior to the last Advance of construction costs for the Improvements, the following conditions shall have been satisfied, in addition to those conditions set forth in Section 1.5.2:

1.5.3.1. Lender shall have received written confirmation from Lender's inspection agent to the effect that the Improvements have been completed in accordance with the Plans and Specifications. Such written confirmation shall include the entire Property.

1.5.3.2. Lender shall have received a conditional lien waiver upon final payment for the Advance of retention to Borrower to pay the general contractor satisfactory to Lender, and either (i) proof of Borrower paying the same to the general contractor or (ii) an unconditional lien waiver upon final payment from the general contractor within 10 Business Days from the date the final Advance was paid to Borrower. If requested by Lender, Lender shall have also received such waivers from any subcontractors or suppliers for which Lender has not previously received an unconditional lien waiver upon final payment.

1.5.3.3. If applicable in the jurisdiction and to the extent requested by Lender, Lender shall have received evidence satisfactory to Lender that Borrower has filed a notice of completion of the

Improvements necessary to establish commencement of the shortest statutory period for the filing of mechanics' and materialmen's liens.

1.5.3.4. To the extent requested by Lender, Title Insurer shall be committed to issue a CLTA Endorsement 101.13 (or equivalent endorsement in the jurisdiction, if applicable, satisfactory to Lender) to the Title Policy subsequent to expiration of the period during which any lien for labor, services or material may be validly recorded against the Property or the Improvements and such other endorsements to the Title Policy as Lender may require that shall insure that the Improvements have been completed free of all mechanics' and materialmen's liens or claims thereof, unless waived by Lender in its sole discretion.

1.5.3.5. To the extent requested by Lender, Lender shall have received evidence satisfactory to Lender of full payment for the Personal Property in which Lender has a security interest.

1.5.3.6. To the extent requested by Lender, Lender shall have received a certificate from the general contractor or architect/designer in favor of Lender certifying that the Property "as built" complies with all applicable law and government requirements.

1.5.3.7. To the extent requested by Lender, Lender shall have received valid, duly issued certificates of occupancy for the applicable structures on the Property.

SECTION 2: BORROWER'S REPRESENTATIONS AND WARRANTIES

As of the date hereof, and in order to induce Lender to enter into this Agreement, Borrower represents and warrants the following:

2.1. Nature of Entity. Borrower is a **limited liability company**, validly existing and in good standing under the laws of the State of **Wyoming**, and is and will continue to be duly qualified and licensed to do business in any other state in which it is required to be so qualified, organized and/or licensed, including but not limited the state in which the Property is located.

2.2. Power and Authority. Borrower has the power to execute, deliver, and carry out this Agreement and to incur all obligations set forth herein, and has taken all necessary action to authorize the execution, delivery and performance by Borrower of this Agreement and the incurring obligations set forth herein.

2.3. No Legal Bar. The execution and delivery of this Agreement and compliance by Borrower with any of the terms and provisions hereof or of any of the other agreements or instruments referred to herein will not, on the date hereof, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any lien, security interest, charge, or encumbrance of any nature whatsoever upon or in any of its assets, except as contemplated by this Agreement; and no consent of any other party, license approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity, and enforceability of this Agreement.

2.4. No Material Litigation. No petition for bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other action involving debtors' and creditors' rights has been filed under the laws of the United States of America or any state thereof, or is pending or threatened against Borrower. There are no claims, suits, actions, litigation or proceedings, pending or threatened, at law or in equity, before any court, public board or body or arbitrator, and there are no judgments, permits, decrees, or orders which have been issued, which would materially and adversely affect any of the obligations of

Borrower under the Note or this Agreement, and Borrower has not filed for an arrangement or a petition in bankruptcy nor has one been filed against Borrower.

2.5. No Default. Borrower is not, on the date hereof, in default with respect to the payment or performance of any of its obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of any indenture, agreement, or instrument to which it is a party or by which it may be bound.

2.6. Compliance with Laws. Borrower has complied with and will continue to comply with all applicable statutes and regulations of the United States of America, and all states, counties, municipalities, and agencies of any thereof with respect to (i) the conduct of its business operations; and (ii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the operation of its business.

2.7. No Secondary Liabilities. There are no outstanding contracts or agreements of guaranty or suretyship made by Borrower, or to which it is a party.

2.8. Taxes. Borrower has filed, caused to be filed, or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state, and local tax returns required by law to be filed, and has paid and will continue to pay all taxes, including without limitation real estate taxes or any assessment made against it, except if being contested in good faith.

2.9. Financial Condition. Borrower has submitted to Lender various financial statements and information as further set forth herein, and represents that all of said financial information is true and correct, that such financial information fairly presents the financial condition of Borrower as of the date thereof and that, as of the date of said financial information submitted, there was no material unrealized or anticipated losses from any unfavorable commitments of Borrower, and that there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower from that set forth in said financial statements. Borrower is solvent, is not bankrupt, is not contemplating, nor has recently contemplated or filed, for bankruptcy, receivership, or reorganization proceedings (nor is there any prospect of such). All of Borrower's obligations to any creditor are current and not in default.

2.10. Representation Accuracy. No representation or warranty by Borrower contained in any certificate or other document furnished or to be furnished by Borrower pursuant hereto or in connection with the transactions contemplated hereunder, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

2.11. Use of Property. The construction project on the Property complies with applicable zoning ordinances, regulation and restrictive covenants effecting the Property as well as all environmental, ecological, landmark and other applicable laws and regulations, and all requirements for such use have been met which need to be met at this time. In the event that Borrower is aware of any problem (or noncompliance) with any of the foregoing, or delays in obtaining permits, approvals or other consents, Borrower shall promptly send Lender a letter disclosing such problem.

2.12. Utilities. All utility services necessary for the construction project for its intended purpose are available at the boundaries of the Property, including water supply, fire protection, storm and sanitary sewer, gas, electric power and telephone facilities. The cost of installation of such utilities has been included in the Construction Budget / Plans.

2.13. Condemnation. No part of the Property has been damaged or taken by, or is under cloud of, eminent domain proceedings.

2.14. Streets and Roads. All access roads necessary for the full access to the Property have either been completed or the necessary rights-of-way therefore have been acquired by the appropriate Governmental Authority or dedicated to public use and accepted by the Governmental Authority, and all necessary steps have been taken by Borrower and any necessary Governmental Authority to assure the complete construction and installation of the Property.

2.15. Environmental. To the best of Borrower's knowledge, information and belief (i) no hazardous substance pollutant or contaminant (as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. §9601, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub.L.No. 99-499, 100 Stat. 1613 (1986), is present on the Property, (ii) no hazardous waste, residual waste or solid waste, as those terms are defined in the applicable **California** statutes is present on the Property, (iii) the primary operations of the business being conducted on the Property do not involve hazardous substance or waste within the meaning of the applicable **California** statutes, and (iv) Borrower has not been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws. Borrower will not use, generate, treat, store, dispose of, or otherwise introduce any hazardous substances, hazardous waste, residual waste or solid waste (as defined above) pollutant, contaminant hazardous waste, residual waste or solid waste (as defined above) into or on the Property in violation of any applicable statute, law, ordinance rule or regulation and will not cause, suffer, allow, or permit anyone else to do so.

2.16. Plans. The Plans and Specifications (to the extent applicable), as approved by all applicable Governmental Authorities, are adequate for the construction of the Improvements.

2.17. Additional Financing. Borrower warrants that Borrower has not received any other financing for the acquisition of the Property and/or construction of the Improvements.

2.18. Construction Costs. The amount of the costs reflected on the Budget are accurate, true and correct and sufficient to construct the Improvements.

2.19. Reliance on Representations. Borrower acknowledges that the Lender has relied upon Borrower's representations made herein, has made no independent investigation of the truth thereof and is not charged with any knowledge contrary thereto that may be received by an examination of the public records wherein the Property is located or that may have been received by any officer, director, Lender, employee, or shareholder of Lender.

SECTION 3. BORROWER'S AFFIRMATIVE AND NEGATIVE COVENANTS

3.1. Affirmative Covenants. As of the date hereof, and in order to induce Lender to enter into this Agreement, Borrower covenants and agrees to the following:

3.1.1. Payments under this Agreement. Borrower will make timely payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants, and agreements contained on Borrower's part to be paid, kept, or performed hereunder, and will be bound in all respects as debtor under this Agreement, the Note, the Security Instrument and any other instruments or documents executed and/or delivered in connection herewith or therewith.

3.1.2. Payment of Liabilities. Borrower will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts, and charges, except where the same may be contested in good faith and/or non-payment is advised by Borrower's counsel, and maintain, in accordance with generally accepted accounting principles and practice, appropriate reserves for the accrual of any of the same.

3.1.3. Compliance with Laws, Care of Property. Borrower will do, or cause to be done, all things necessary to comply with all laws, and to at all times maintain, preserve, and protect its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto.

3.1.4. Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be made in accordance with the terms of the Security Instrument.

3.1.5. Insurance. Borrower will keep the property insured in accordance with the terms of this Agreement, the Security Instrument and any other stand-alone Agreement to Furnish Insurance, if applicable.

3.1.6. Liens. If any mechanic's lien or security interest shall be filed against the Property or any part thereof, or any interest therein, by reason of work, labor, services or materials supplied or claimed to have been supplied, or any municipal lien or other lien or encumbrance, other than the Security Instrument, is recorded or filed and is not discharged (or if security therefor satisfactory to Lender has not been deposited with Lender) within thirty (30) days after the filing or recording thereof, then Lender may, at its option, pay and discharge said lien or encumbrance, in which case the sum which Lender shall have so paid shall be considered as part of the advances then due or thereafter to become due, as Lender may elect.

3.1.7. Access. Permit Lender, its representatives and agents, to enter upon the Property during regular business hours, inspect the Improvements and all materials to be used in the construction thereof and examine all detailed plans and shop drawings, which are or may be kept at the construction site; cooperate and cause the general contractor and al subcontractors to cooperate with Lender, its representatives and agents, to enable it to perform its functions hereunder; at the time of each inspection, make available to said party, on demand, daily log sheets to the extent available covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction. Borrower shall pay Lender for each inspection initiated by Lender in the amount set forth by Lender, which shall be payable to Lender within ten (10) days of demand, provided that, prior to the occurrence of a default or Event of Default, unless Borrower requests advances of the Loan proceeds more frequently, Borrower shall not be obligated to pay for more than one inspection per calendar month. Borrower will provide to Lender facilities commonly made available by responsible general contractors for the inspection of the Property and afford full and free access to all plans, drawings and records with respect to the construction of the Improvements. Lender may at any time place a superintendent or inspector on the job, whose duties shall be to require that the Improvements are constructed in accordance with the Plans and Specifications. If (and only if) such superintendent or inspector is placed on the job after default by Borrower, such superintendent or inspector shall be paid an amount specified by Lender, which shall be disbursed hereunder and shall be evidenced by the Note and secured by the Security Instrument.

3.1.8. Certain Materials to be Submitted. Upon request, deliver to Lender copies of all contracts, bills of sale, list of contractors and subcontractors, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Security Instrument, or under which it has incurred costs for which it is entitled to an advance of proceeds of the Loan, and deliver to Lender such other data or documents in connection with the Improvements as Lender may from time to time request.

3.1.9. Financial Statements. If requested by Lender, Borrower shall furnish (or cause to be furnished) to the Lender:

3.1.9.1. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, annual unqualified financial statements of Borrower, prepared in accordance with generally accepted accounting principles, consistently applied, by a recognized firm of independent certified public accountants reasonably acceptable to Lender, and certified by Borrower, that no Event of Default shall have occurred or be continuing; and

3.1.9.2. Within one hundred fifty (150) days after the end of each calendar year, Borrower shall cause Guarantor to deliver to Lender a financial statement prepared by a recognized firm of independent certified public accountants reasonably acceptable to Lender, and within ten (10) days of the filing thereof, but in no event later than October 31st of each calendar year, Borrower shall deliver to Lender a complete copy of the signed annual federal and state income tax returns of Borrower.

3.1.10. Payment of Costs in Loan Budget. Borrower shall use all Advances exclusively for making prompt and proper payments of all costs on the Loan Budget related to the construction of the Improvements.

3.1.11. Continued Assistance. Borrower and Guarantor shall, promptly, from time to time as the Lender may reasonably request, perform such acts and execute, acknowledge, deliver, file, register, deposit or record any and all further instruments, agreements and documents, including without limitation, Uniform Commercial Code continuation statements, whether to continue, preserve, renew, record or perfect interests conferred by this Agreement or the other Loan Documents, as well as the priority thereof.

3.1.12. Customer Due Diligence Requirements. Borrower and Guarantor shall promptly, after written request by Lender, furnish or cause to be furnished to Lender any documentation and such other information or evidence as may be reasonably requested by Lender to enable Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

3.2. Negative Covenants. Borrower covenants and agrees to the following:

3.2.1 Fundamental Changes. So long as any obligations of Borrower to Lender set forth herein or in any other Loan Documents remain outstanding and unpaid, Borrower covenants and agrees that it will not merge or consolidate with or into any other entity; dissolve or liquidate; convey, sell, or otherwise dispose of all or substantially all of its property, assets, or business; change the present form, ownership, or control of its business.

3.2.2 Liens or Encumbrances. Borrower shall not incur, create or permit to exist any lien, charge or other encumbrance of any nature whatsoever with respect to the Property and/or any property or assets now owned or hereafter acquired by the Borrower, other than:

3.2.2.1 Liens or encumbrances upon the Property which are released or bonded off within thirty (30) days after Borrower, has received notice thereof from such lienor or it has become effective or filed, whichever is sooner; and

3.2.2.2 Permitted liens agreed to in writing by Lender.

3.2.3 Violation of Governmental Requirements. Borrower shall not use the Property or permit the Property to be used in violation of any Governmental Requirement or Applicable Law.

3.2.4 Additional Debt. Borrower shall not further encumber the Property, and Borrower shall not procure or obtain any other financing for the construction of the Improvements without the prior written consent of Lender, which consent can be denied in Lender's sole discretion.

3.3. Construction Covenants.

3.3.1 Borrower shall commence construction of the Improvements according to the Plans and Specifications (either directly or through a general contractor approved by Lender) promptly after signing this Agreement and thereafter proceed diligently, employing sufficient workmen and supplying sufficient materials so that the Improvements shall be fully completed and ready for normal use thereof prior to the Maturity Date (as defined in the Note), with respect to the entire Improvements. Borrower shall diligently and continuously work to complete the construction and development of the Improvements as follows: Borrower shall commence the construction of the Improvements no later than ten (10) days after the date hereof (which may include submitting necessary permit and other related municipal applications), cause the construction to be prosecuted with diligence and continuity in accordance with the Plans and Specifications except during the existence of delays (for not more than thirty (30) days) caused by events beyond its control (provided, however, that Borrower will promptly give Lender notice if any delay causes construction to stop for fifteen (15) days or more), and complete the construction of the Improvements in accordance with the Plans and Specifications on or before the Maturity Date (as defined in the Note) free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the construction of the Improvements.

3.3.2 Plans and Specifications; Loan Budget. Borrower shall not, modify or amend the Loan Budget or Plans and Specifications without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, and, regardless of the nature of the amendment, of any Governmental Authority having jurisdiction. Notwithstanding anything contained herein to the contrary, all increases to the Loan Budget, shall be disbursed first from Borrower's own funds before Lender is obligated to make any additional Advances of Loan proceeds for construction of the Property.

3.3.3 Construction Contracts.

3.3.3.1 Borrower shall deliver, or cause the general contractor to deliver, to Lender copies of (i) all construction contracts on terms and conditions acceptable to Lender, (ii) all change orders (if approved by Lender) and any other contract, purchase order or subcontract covering labor, materials, equipment or furnishings to or for the Improvements, and (iii) upon Lender's request, the names of all persons with whom the general contractor has contracted for the construction of the Improvements or for the furnishing of labor or materials therefor.

3.3.3.2 Borrower shall not (a) knowingly do or fail to do any act which would constitute a default under any construction contract or major trade contract related to construction of the Improvements or which would relieve the general contractor or any contractor under any major trade contract, as applicable, from its respective obligations thereunder, or (b) waive any of the obligations of the general

contractor under any such construction contract or waive any material obligations of any subcontractor or trade contractor under any subcontract.

3.3.4 Construction Status Updates. Borrower and/or the general contractor shall deliver to Lender (i) monthly updates on all construction work on the Improvements, and (ii) upon Lender's request, status reports and supporting documentation for all construction projects that the general contractor is currently working on behalf of Borrower.

3.3.5 "In Balance." Borrower shall furnish to Lender or Lender's construction advisor, upon written request of Lender or Lender's construction advisor, evidence, satisfactory to Lender, of the estimated total cost of completing the construction of the Improvements. If the Lender shall reasonably determine that the Loan is not "in balance," Lender shall have no further obligation to advance proceeds of the Loan unless Borrower shall, within fifteen (15) days after the date of written demand by Lender, deposit with Lender such cash amounts as are required in order to place the Loan "in balance" (the "Deficiency Deposit"). Such Deficiency Deposit shall be either deposited into an account controlled by, or acceptable to, Lender, or commingled with Lender's other funds, and shall be disbursed in the manner herein provided for Advances, towards the costs necessary to complete the construction of the Improvements, prior to funding any additional Advances under the Loan. No such Deficiency Deposit shall be deemed to be trust funds, and no interest shall be payable thereon. For purposes herein, "in balance" means that the unadvanced portion of the Loan equals or exceeds the estimated remaining costs to complete the Improvements as reflected on the Loan Budget. Absent manifest error, the Lender's estimate of the remaining cost shall be determinative and binding upon the Borrower.

3.3.6 Materials for Construction. Borrower shall not make or cause to be made any contract or subcontract for, or use or permit to be used, materials, equipment, or fixtures of any kind which are to be incorporated in or to become a part of the Improvements if title to such materials, equipment, or fixtures is (a) reserved under a conditional sales contract or similar title retention agreement, (b) is subject to a security interest in favor of a third person, or (c) is subject to a lease agreement. All materials, equipment and fixtures used in the Property shall be free of all liens. All materials, equipment and fixtures delivered upon the Property for the purpose of being used in the construction of the Improvements shall be considered annexed thereto and shall become a part of the Property as if actually incorporated in the Improvements and shall be subject to this Agreement.

3.3.7 Borrower further agrees and covenants that:

3.3.7.1 The construction shall be performed strictly in accordance with the Plans and Specifications, and all applicable statutes, laws and ordinances, the requirements of all Governmental Authorities having jurisdiction, and the requirements of the Board of Fire Underwriters (or any other body now or hereafter constituted exercising similar functions) in and for the locality in which the Property is situated.

3.3.7.2 The Improvements when erected will be wholly on the Property within applicable building restriction lines and will not violate applicable use or other restrictions, whether established in prior conveyances, zoning laws or regulations or elsewhere. Borrower will, upon request, furnish evidence with respect thereto, together with a foundation survey by a licensed surveyor or engineer, showing that the construction is entirely on the Property and free from such violations and that there are no encroachments by or on the Property.

3.3.7.3 Borrower will not engage or continue to employ any contractor, subcontractor or materialman who may be objectionable to Lender in the exercise of reasonable business judgment.

3.3.7.4 Immediately after receiving notice from Lender or any Governmental Authority, Borrower will remove from the Property all materials and all portions of the construction that Lender or any Governmental Authority may condemn as failing in a substantial way to conform with the Plans and Specifications or applicable laws and will make good all portions of the construction damaged by such removal.

3.3.7.5 Lender may at any time place a superintendent or inspector on the construction project, whose duties shall be to require that the Improvements are constructed in accordance with the Plans and Specifications.

3.3.7.6 Although Lender may inspect and approve the Plans and Specifications, cost estimates, actual construction, and other matters pertaining to construction of the Improvements or exercise its rights under *Subsections* 3.3.2.3 and 3.3.2.6. above, such inspections or exercise of rights are solely for the protection of Lender, and Borrower understands that Lender is not making and will not make any warranties or representations as to any matters pertaining to the Improvements (including, without limiting the generality hereof, the sufficiency of the construction funds, the adequacy of the Plans and Specifications or proper performance by any contractor or subcontractor).

SECTION 4. DEFAULT AND REMEDIES

4.1. Default and Remedies. The occurrence of any one or more of the following shall, at the option of Lender, and upon written notice from Lender to Borrower, constitute an "Event of Default" hereunder:

4.1.1. Borrower's failure to pay any installment of interest or principal on the Note within five (5) days after the same is due and payable.

4.1.2. Borrower's failure to pay any other monetary obligation (other than the payment of principal and/or interest under the Note) of this Agreement or any other Loan Document within the lesser of (i) the time period provided in this Agreement or any such other Loan Document for the payment of such monetary obligation or (ii) ten (10) days from receipt of written notice from Lender.

4.1.3. A petition shall have been filed by Borrower under any of the provisions of the Bankruptcy Code, as amended, or any other federal or state insolvency or similar law; or such petition shall have been filed against Borrower or a receiver shall have been appointed in a debtor's proceeding for Borrower, or any part of its property or assets, or for the Property or any part thereof, and such petition or receivership shall continue unstayed and in effect for a period of sixty (60) days; (b) Borrower shall have made an assignment for the benefit of its creditors; (c) any execution shall have been levied against the Property or against any other property of Borrower and shall continue unstayed and in effect for a period of ten (10) days; (d) work in the construction of the Improvements shall have been discontinued for five consecutive business days for any reason whatsoever, except strikes, weather, Acts of God or similar elements of force majeure; (e) Borrower shall have created any security interest in favor of any party other than Lender in any fixtures, machinery or equipment used or to be used in connection with the Improvements, or purchased any of the aforesaid items on any conditional sale basis; (f) Borrower shall have failed to comply with any requirements of any Governmental Authority concerning the Improvements within such period as may be allowed by such Governmental Authority, after notice in writing of such requirements shall have been given to Borrower but such failure shall not constitute an Event of Default if Borrower shall have filed a timely appeal from such requirement and diligently pursues such appeal and if enforcement against the Property is stayed during the pendency of such appeal, provided that in Lender's reasonable judgment a subsequent denial of such appeal following continued construction during the pendency of the appeal will not materially adversely affect Borrower's ability to complete the Improvements as required by this Agreement; (g) Borrower shall have failed to disclose to Lender, upon demand, the names of all persons with whom

Borrower has contracted or intends to contract in connection with the construction of the Improvements or the furnishing of any labor, materials or services in connection therewith; (h) Borrower shall have made any material amendment in any contract with any general contractor or architect engaged by Borrower or failed to pursue promptly any remedy under any such contract in the event of any material default by the other party thereto; (i) Borrower shall have failed to observe and perform each and every one of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement or under the Note, Security Instrument or any of the other documents delivered to Lender in connection with the Loan or any representation or warranty made by Borrower shall appear to have been false or incorrect in any material respect when made; and (j) Borrower or any Guarantor shall have defaulted in any respect under any note, mortgage, loan agreement or any collateral document executed by Borrower or any such Guarantor under or in connection with any loan transaction between Borrower and Lender other than the Loan which is the subject of this Agreement, whether such other loan transaction(s) or any of them, has been entered into prior to the date hereof or is entered into after the date hereof.

Notwithstanding the foregoing, if Borrower shall fail to comply with any agreement, term, covenant, or condition of this Agreement, the Note, or any of the other Loan Documents, other than a default in the payment of monies due and payable to Lender, then an Event of Default shall not be deemed to have occurred solely for the purpose of triggering the accrual of default interest on the unpaid principal balance of the Loan as set forth in the Note, and Lender shall not exercise its rights of complying with any such agreement, term, covenant or condition on behalf or in the name of the Borrower, unless such default shall have continued for at least thirty (30) days after Borrower’s receipt of notice thereof and demand to cure from Lender; provided, however, that in the case of any such non-monetary default which is susceptible to cure but cannot be cured through the exercise of reasonable diligence within thirty (30) days of receipt of notice of such non-monetary default, if Borrower commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion, then such period of thirty (30) days shall be extended for such additional period of time as may be reasonably necessary to cure the same as approved by Lender in its sole reasonable discretion.

4.2. Upon the occurrence of any Event of Default, Lender may exercise any or all of the following rights and remedies as it may deem necessary or appropriate:

4.2.1. Declare immediately due and payable all sums advanced under the Note, which are then unpaid, with all accrued interest;

4.2.2. Take possession of the Property and all materials, supplies, tools, equipment and construction facilities and appliances located thereon, and proceed either in the name of Lender or in the name of Borrower as Lender shall elect, to complete the Improvements at the cost and expense of Borrower (subject to Lender's right to discontinue work at any time). If Lender elects to complete or cause the Improvements to be so completed, Lender will not assume any liability or be liable to Borrower or to any other person for completing the Improvements or for the manner or quality of construction, and Borrower expressly waives any such liability. If Lender elects to complete or cause the Improvements to be so completed, it may do so according to the Plans and Specifications or according to such changes, alterations or modifications in and to the Plans and Specifications as Lender may deem expedient or necessary, and Lender may enforce or cancel all existing contracts pertaining to the construction or make other contracts which in Lender’s opinion may seem advisable, and Borrower shall pay or cause to be paid Lender upon demand any amount or amounts expended by Lender for such performance, together with any other costs, charges or expenses incident thereto or otherwise incurred or expended by Lender in connection with the Improvements, and the amount so expended shall bear interest at the applicable rate provided in the Note and shall be considered part of the Indebtedness evidenced by the Note and secured by the Mortgage, regardless of whether such expenditures cause Borrower’s Indebtedness to Lender to exceed the face amount of the Note. For the purpose of securing Borrower’s obligations hereunder, Borrower hereby

assigns, transfers and sets over to Lender all of Borrower's right, title and interest in, to and under the Plans and Specifications;

4.2.3. Refrain from making any one or more disbursements of Loan proceeds which Borrower would otherwise be entitled to have made hereunder; and

4.2.4. Employ security guards to protect and preserve the Property and the materials, supplies and any other personal property located thereon.

4.3. The remedies provided in this Agreement shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender under the Note and Security Instrument or otherwise at law or in equity, all of which rights and remedies are specifically reserved by Lender. Failure of Lender to exercise any remedy shall not constitute a waiver of Lender's rights for that default nor for any further or future default.

4.4. Borrower agrees that all property of Borrower that may hereafter be deposited with or come into the possession of Lender shall be applicable to secure the payment of the Indebtedness evidenced by the Note, and for this purpose Lender is hereby given a lien on and a security interest in all thereof, and for such purpose this Agreement shall constitute a security agreement under the Uniform Commercial Code.

4.5. Default Rate. After the occurrence of an Event of Default, interest will accrue at the Default Rate, as defined and more particularly set forth in the Note.

4.6. Right of Set-off. The Lender is hereby authorized, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Indebtedness or any other obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether the Lender shall have made any demand under this Agreement. The Lender agrees to promptly notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

SECTION 5. INDEMNIFICATION OF AND REIMBURSEMENT TO LENDER

5.1 Indemnification by Borrower. Except for matters arising from Lender's gross negligence or willful misconduct, Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective officers, directors, employees and consultants (each, an "Indemnified Party") and defend and hold each Indemnified Party harmless from and against all claims, injury, actual damage (specifically excluding any consequential or special damages), loss and liability, cost and expense (including reasonable attorneys' fees, costs and expenses) of any and every kind to any persons or property by reason of (i) the operation or maintenance of the Property; (ii) any breach of representation or warranty or Event of Default under this Agreement or any other Loan Document; and (iii) any other matter arising in connection with the Loan, Borrower, any Guarantor, or the Property. No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct. The foregoing indemnification shall survive repayment of the Loan and shall continue to benefit the Indemnified Parties following any assignment of the Loan with respect to matters arising or accruing prior to such assignment.

5.2 Cure by Lender. Following an Event of Default, Lender may, but shall not be required to, do any act or thing which Borrower has covenanted to do hereunder or cause to be done or remedy any such breach and there shall be added to the monetary obligations of Borrower due the Lender the cost or expense incurred by Lender in so doing, and any and all amounts expended by Lender in taking such action, shall be repayable to it upon its demand to Borrower therefor and shall bear interest from the date such cost or expense was incurred by Lender to the date paid in full at the rate of interest set forth in the Note.

5.3 Reimbursement of Expenses. The Borrower agrees to pay (promptly upon the rendering of such a bill and delivery thereof to Borrower) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the Loan and the Loan Documents, including, without limitation, the reasonable fees and costs of attorneys, consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, or other experts retained by the Lender in connection with (i) the review of any proposed development agreement, easement, covenant, restriction, contract, document, Lease, operation agreement and/or management agreement related to the Property, (ii) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Guarantor or the administration thereof after the occurrence of an Event of Default and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or any Guarantor. All such costs and expenses incurred by Lender shall be repayable to it upon its demand to Borrower and shall bear interest from the date the same were incurred to the date paid in full at the interest rate set forth in the Note.

SECTION 6. MISCELLANEOUS

6.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM, OR CROSS-CLAIM ARISING IN CONNECTION WITH, OUT OF, OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, THE OBLIGATIONS, THE MORTGAGED PROPERTY, ANY TRANSACTION ARISING THEREFROM OR RELATED THERETO, OR ANY DISPUTE INVOLVING BORROWER AND LENDER. FURTHER, EXCEPT AS PROHIBITED BY LAW, BORROWER WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION BETWEEN THE PARTIES ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION 6.1 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION 6.1 WERE NOT A PART OF THIS AGREEMENT.

6.2 No Waiver by Lender. No course of dealing between Borrower and Lender and no failure to exercise or delay in exercising on the part of Lender any right, power, or privilege under the terms of this Agreement or under the terms of any of the other Loan Documents, instruments, or other documents between Lender and Borrower shall operate as a waiver thereof; not shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies provided herein or in any the other Loan Documents are cumulative and not exclusive or in derogation of any rights or remedies provided in and thereof, by law or otherwise.

6.3 Survival of Representations. All agreements, representations, and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents, or other instruments delivered to Lender in connection with this Agreement or any of the other Loan Agreements shall survive the making of Loan and advances therein included hereunder.

6.4 Entire Agreement. This Agreement, together with the other Loan Documents executed in connection herewith, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. In entering into this Agreement, Borrower acknowledges that it is not relying on any representation, warranty, covenant, promise, assurance, or other statement of any kind made by Lender or by any employee or agent of Lender.

6.5 Rights of Assignees and Successors. All rights of Lender in, to, and under this Agreement and any other instrument or document executed and/or delivered in connection herewith shall pass to and may be exercised by any assignee thereof. Borrower agrees that, in the event of an assignment of this Agreement and notice of such assignment to Borrower, the liability of Borrower to a holder for value of this Agreement shall be immediate and absolute and not affected by any actions of Lender and that Borrower will not set up any claim against Lender as a defense, counterclaim, or setoff to any action for the unpaid balance owed under this Agreement or for possession brought by said holder. All rights of Lender hereunder shall inure to the benefit of its successors and assigns and any subsequent holder of the Note, and all obligations of Borrower set forth herein shall bind the heirs, executors, administrators, successors, and assigns of Borrower.

6.6 Attorneys' Fees and Expenses. Borrower agrees to pay all reasonable attorneys' fees and expenses, including recording and filing fees, incurred by Lender in connection with the financing being concluded this day as well as any fees and expenses of counsel, whether incurred before or after the obligations of Borrower set forth herein are paid and performed in full, which Lender may hereafter incur in reasonably protecting, enforcing, increasing, or releasing any security held by Lender, and in foreclosing any security instrument and/or in sustaining the validity of any security instrument. Borrower specifically authorizes Lender to pay all such fees and expenses and charge the same to its Loan account.

6.7 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

6.8 Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities, or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

6.9 Further Assurances. Borrower shall execute and deliver to Lender all instruments and do such further acts and things as Lender may reasonably request which may be necessary or desirable to effect the purposes of this Agreement.

6.10 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of **California**.

6.11 Jurisdiction. AT LENDER'S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN **CALIFORNIA**, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

6.12 Amendments. This Agreement may not be altered, amended, waived, or modified in any way whatsoever except by a writing duly executed by the party to be charged therewith.

6.13 Execution in Counterparts. This Agreement may be executed in several counterparts, and each executed counterpart shall constitute an original instrument, but such counterparts shall together constitute one and the same instrument.

6.14 No Representations by Lender. Lender has no obligations in connection with the Property except to Advance the proceeds of the Loan as herein provided, and Lender shall not be liable for the performance of any contractor (including, without limitation, the General Contractor), subcontractor, or supplier of materials, Fixtures, equipment and any other personal property, or for the quality of workmanship or the quality of such materials, Fixtures, equipment and other personal property, or for the failure to construct, complete, protect or insure the Improvements, or for the payment of any cost or expenses incurred in connection therewith, or for the performance or nonperformance or delay in performance of any obligation of Borrower to Lender. Any inspection by Lender or the Lender's construction advisor of the Property, approval of the Plans and Specifications (to the extent applicable) or other activities in the nature thereof shall only be for the sole benefit of Lender and for the purpose of protecting the security of Lender, and the same shall in no way be construed as a representation on the part of Lender that there is compliance on the part of Borrower with the Plans (to the extent applicable) or that the construction of the Improvements is free from faulty material, or defective workmanship. The fact that Lender or Lender's construction advisor makes such inspections shall not relieve Borrower from its duty to independently ascertain that the Property is being completed in accordance with all Governmental Requirements and, to the extent applicable, the Plans, and Borrower has no right to rely on any procedures required by Lender. Borrower shall not be entitled to claim any loss or damage as a result either of such inspections or Lender's failure to make same.

6.15 Immunity. Lender's commitment to make Advances hereunder shall not at any time be subject or liable to attachment or levy at the suit of any creditor of Borrower or any Lender, contractor, subcontractor or supplier of Borrower. All rights of the General Contractor, subcontractors, laborers and suppliers of materials and other personal property shall be and are subordinate and inferior to the Lender's interest and lien under the terms of the Mortgage and this Agreement. Lender shall not be liable to third parties (such as the General Contractor, subcontractors, laborers, or suppliers of materials and other personal property or others) for services, labor, materials and other personal property employed upon, furnished or delivered to the Property or the Improvements, and, further, as to such third parties, Lender shall be under no obligation to adhere to the requirements herein imposed as conditions for the Advances of Loan funds which requirements are expressly intended to be for the sole and exclusive benefit of Lender.

6.16 Lender Not Partner of Borrower. Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement or by any action pursuant hereto, shall not be deemed a partner of or joint venturer with the Borrower.

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IN WITNESS WHEREOF, this Agreement has been duly executed by Borrower and Lender as of the date first above written.

BORROWER:

Mopane Investments, LLC,
a Wyoming limited liability company

By: ________________________________
Name: **David Behrend**
Title: **Manager**

LENDER:

LendingOne, LLC,
a Delaware Limited Liability Company

By: ________________________________
Name: Joshua Marcus
Title: General Counsel

EXHIBIT A

LOAN BUDGET

(See Attached)

LendingOne

Property Repair Budget

Property Address 1460 N. EASTERN AVE, LOS ANGELES CA 90063

Borrower Name
MOPANE INVESTMENTS, LLC A WYOMING LIMITED LIABILITY CORPORATION

	Current Property	Proposed
Property Type	TRIPLEX	TRIPLEX
Square Footage	Not Provided	
# of Bedrooms	Not Provided	SAME
# of Baths	Not Provided	

Total Budget ($) 25 000 **0**

Overall Description of the Work:
Include description of the quality/type of the interior finishes, any conversions and any additions or SF changes: REMODEL FRONT HOUSE, MINOR KITCHEN, BATHROOM REHAB, TOUCH UP INTERIOR AND EXTERIOR PAINT, RESAND AND VARNISH FLOORS, CLEAUP.

(The level of detail will impact the accuracy of your After-Repair Valuation:)

Construction Item	Description of Work	Total	
Plans/Permits			0
Demolition			0
Foundation			0
Roofing			0
Siding/Ext. Composition			0
Exterior Paint	TOUCH UP	2000	0
Windows			0
Doors			0
Electrical			0
Plumbing			0
HVAC			0
Framing			0
Drywall			0
Interior Paint		2,000	0
Interior Doors & Trim			0
Flooring	SAND + VARNISH	2,000	0
Kitchen Misc.	FLOORS	2,000	0
Kitchen Appliances	NEW	2,000	0
Counter Tops			0
Kitchen Cabinets	REFACE	3,000	0
Bathrooms	REMODEL CABINETS	8,000	0
Fixtures/Vanity/Hardware	FIXTURES, HARDWARE		0
Laundry Room & Appliances			0
Basement			0

Patio/Deck			0
Pool			0
Landscaping			0
Driveway			0
Fence			0
Misc	CLEANUP / DUMP	2,000	0
Other	MISCELLANEOUS	2,000	0
	Total	25,000	**0**

LendingOne, LLC requires detailed Plans for any project that has a material change to the Property and may require a Feasbility Report

COMMERCIAL PROMISSORY NOTE

This COMMERCIAL PROMISSORY NOTE ("Note") is entered into as of **June 25, 2024**, and FOR VALUE RECEIVED, the undersigned, **Mopane Investments, LLC, a Wyoming limited liability company,** having an address of **205 South Beverly Drive #205, Beverly Hills, CA 90212** ("Maker"), promises to pay to the order of LendingOne, LLC, a Delaware Limited Liability Company, at its principal place of business of 777 Yamato Road, Suite 510, Boca Raton, FL 33431 ("Lender"), or at such other place as the holder hereof may designate, the principal sum of up to **SIX HUNDRED THREE THOUSAND DOLLARS ($603,000.00)** with interest on said unpaid balance computed from the date or dates of advance made to Maker pursuant to this Note and that certain Construction Loan Agreement ("Loan Agreement") of even date herewith made between Maker and Lender, together with all taxes assessed upon this Note and any costs, expenses, and reasonable attorney's fees incurred in the collection of this Note or in protecting, maintaining, or enforcing its security interest or any mortgage, deed of trust or other instrument securing this Note or upon any litigation or controversy affecting this Note or the security given therefor, including, without limitation, proceedings under the United States Bankruptcy Code. Capitalized terms not defined herein shall have the respective meaning ascribed to them as set forth in the Security Instrument (as defined below).

1. Payments. Principal and interest hereunder shall be payable as follows:

1.1. Interest on the outstanding unpaid principal balance of the Note shall accrue at the fixed rate of **NINE AND FIVE TENTHS PERCENT (9.50%)**, per annum (the "Interest Rate"), for the period beginning on and including the date hereof to and excluding the Maturity Date, and shall be payable at the closing of the Loan.

1.2. Interest under this Note shall be computed, payable and allocated on the basis of an actual/360 interest calculation schedule (interest is payable for the actual number of days in each month, and each month's interest is calculated by multiplying the unpaid principal amount of this Note as of the first day of the monthly period for which interest is being calculated by the applicable Adjustable Interest Rate, dividing the product by 360, and multiplying the quotient by the number of days in the monthly period for which interest is being calculated).

1.3. Maker shall pay to Lender upon closing prepaid interest in an amount equal to the earned interest from the date of this Note through and including the last date of the current calendar month as set forth on the related HUD-1 Settlement Statement / Closing Disclosure dated of even date herewith.

1.4. Beginning on **August 1, 2024** and continuing on the 1st day of each and every month thereafter through and including the payment due on **April 1, 2025** ("Maturity Date")**,** Maker shall make payments of interest only, in arrears, on the outstanding principal balance of the Note at the Interest Rate**.** In the event Maker fails to make a payment within five (5) days of the date such payment becomes due, Lender shall have the option, exercisable in its sole discretion, to require interest payments to be paid weekly, in arrears, on the Wednesday of each week during the term of the Loan.

1.5. If not sooner paid, the entire balance due, principal, accrued interest, and together with all other sums due hereunder, shall be due and payable in full on the Maturity Date. It is understood and agreed by Maker that if sufficient prepayments of principal have not been made, a balloon payment of the entire remaining principal balance will be due on the Maturity Date. Any undisbursed construction loan proceeds and/or undrawn Interest Reserves, if applicable, will be credited against the final payoff amount upon payoff.

1.6. All payments received will be credited first to late charges and costs hereunder or under the Security Instrument or other Loan Documents, then to interest accrued at the applicable interest rate set forth herein, with the balance on account of principal, unless otherwise determined by Lender in its sole discretion.

1.7. Exit Fee. In consideration of Lender making the Loan to Maker, in addition to the fees that shall be deducted from the gross proceeds of the Loan distributed upon closing as set forth on the related Loan settlement statement of even date herewith, Maker shall pay to Lender on or before the Maturity Date a Loan exit fee in the amount **SIX THOUSAND THIRTY DOLLARS ($6,030.00)**, which is one percent (1.00%) of the principal amount of this Note. If Maker refinances the Loan with Lender prior to the Maturity Date, upon satisfaction of all applicable conditions, Lender shall waive the Exit Fee in full.

2. **Security.** This Note is secured by a first priority **Open-End Commercial Deed of Trust, Security Agreement and Fixture Filing** (the "Security Instrument") on that certain piece or parcel of real property commonly known as **1460 North Eastern Avenue, Los Angeles, CA 90063** being more specifically described on Schedule A of said Security Instrument.

3. **Default.** If any of the following events occur (each, an "Event of Default"), Lender may declare the entire outstanding principal balance hereof, together with any other amounts that Maker owes to Lender, to be immediately due and payable:

3.1. Maker fails to pay any installment of principal and/or interest or any other charges due under this Note within five (5) days after the same becomes due and payable;

3.2. Maker defaults (and fails to timely cure, as applicable) in any other obligations, liabilities, or indebtedness with Lender (whether now existing or hereafter arising) including, without limitation, Maker's default under the Security Instrument or Loan Agreement;

3.3. Maker, without Lender's prior written consent, sells or otherwise disposes of all or substantially all of its property, assets, or business, of if Maker ceases any of its business operations, dissolves, or commences reorganization;

3.4. Maker makes or takes any action to make a general assignment for the benefit of its creditors or becomes insolvent or has a receiver, custodian, trustee in bankruptcy, or conservator appointed for it or for substantially all or any of its assets;

3.5. Maker files or becomes the subject of a petition in bankruptcy or upon the commencement of any proceeding or action under any bankruptcy laws, insolvency laws, relief of debtors laws, or any other similar law affecting Maker, provided, however, that Maker shall have sixty (60) days from the filing of any involuntary petition in bankruptcy to have the same discharged and dismissed;

3.6. Upon the failure by Maker to observe or perform, or upon default (and failure to timely cure) in, any covenants, agreements, or provisions in the Security Instrument, any other Loan Document or in any other instrument, document, or agreement, executed and/or delivered in connection herewith or therewith;

3.7. Any representation or statement made herein or any other representation or statement made or furnished to Lender by Maker was materially incorrect or misleading at the time it was made or furnished;

3.8. In the event of any material adverse change in the financial condition of Maker or any Guarantor of the Loan; or

3.9. Upon the death of any Guarantor of the Loan.

4. Default Rate. After the occurrence of an Event of Default, interest will accrue at the lesser of (i) **TWENTY-FOUR PERCENT (24.00%)** per annum or (ii) the Maximum Rate (as defined in Section 5) allowed by applicable law. Interest will continue to accrue at the Default Rate after judgment until the Note is paid in full.

5. Maximum Rate. Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the "Maximum Rate") and the payment obligations of Maker under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and that would exceed the Maximum Rate, Maker stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Maker and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Maker.

6. Prepayment. Provided that Maker is not in default hereunder, may prepay all or any portion of the unpaid principal balance of this Note at any time without penalty. Any such prepayment shall be applied first to any costs or charges due hereunder or under the Security Instrument or other Loan Documents, then to interest due and owing hereunder, and then to principal then outstanding, in inverse order of maturity, unless Lender determines otherwise in its sole discretion.

7. Late Charge. It is further agreed that the holder hereof may collect a late charge equal to ten percent (10%) of any payment required hereunder or required under any security agreement, mortgage, deed of trust, or any other instrument, document, or agreement executed and/or delivered in connection herewith that is not paid within five (5) calendar days of the due date thereof, other than the final entire balance due as set forth in Section 1.5 above, including unpaid principal, accrued interest, and together with all other sums due hereunder, which if not paid in full on or before the Maturity Date, Lender may collect a late charge equal to one percent (1%) of such total amount. This late charge is to cover the extra expenses involved in handling delinquent payments and is not to be construed to cover other costs and attorney's fees incurred in any action to collect this Note or to foreclose the Security Instrument securing the same. This provision shall not affect or limit the holder's rights or remedies with respect to any Event of Default.

8. Costs and Expenses. To the fullest extent allowed by applicable law, Maker shall pay: (a) all expenses and costs, including reasonable attorney's fees and costs incurred by Lender or any Loan servicer as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents (whether or not any lawsuit or other

proceeding is instituted), including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding; and (b) all expenses and costs, including reasonable attorney's fees and costs, incurred by Lender or any Loan servicer in connection with the servicing of the Loan, including without limitation responding to requests from Maker, and expenses and costs incurred in connection with potential defaults or other legal questions regarding the Loan.

9. Full Recourse Personal Liability. Each Guarantor (as defined in the Guaranty and other Loan Documents) shall have full recourse personal liability under this Note, the Security Instrument and all other Loan Documents for the repayment of the Indebtedness and for the performance of any and all other obligations of Maker under this Note, the Security Instrument and all other Loan Documents.

10. Lien/Set Off. Maker hereby gives the holder hereof a lien and right of set off for all of Maker's liabilities to the holder hereof or Lender upon and against all deposits, credits, and other property of Maker now or hereafter in the possession or control of the holder hereof, or in transit to it, excepting however, funds held in trust by Maker. All payments shall be made in lawful currency of the United States of America in immediately available funds, without abatement, counterclaim, or set-off, and free and clear of, and without any deduction or withholding for, any taxes or other matters.

11. Commercial Purpose of Loan; Use of Loan Proceeds. Maker represents and warrants that the proceeds of this Note are to be used solely for business and commercial purposes and not at all for any personal, family, household, or other noncommercial or farming or agricultural purposes. Maker acknowledges that Lender is making the Loan to Maker in reliance upon the above representation by Maker. The above representation by Maker will survive the closing of the Loan and repayment of amounts due to Lender hereunder.

12. Other Obligations. To the extent that the outstanding balance of this Note is reduced or paid in full by reason of any payment to Lender by an accommodation of Maker, endorser, or Guarantor, and all or any part of such payment is rescinded, avoided, or recovered from Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy, or reorganization of the accommodation maker, endorser, or Guarantor, the amount of such rescinded, avoided, or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the outstanding balance of this Note and all terms and provisions herein shall thereafter apply to the same.

13. Waiver. MAKER (AND EACH AND EVERY ENDORSER, GUARANTOR, AND SURETY OF THIS NOTE) ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES THE RIGHT TO NOTICE AND HEARING, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and agrees that the time for payment of this Note may be changed and extended as provided in said mortgage, deed of trust, or any security agreement, without impairing Maker's liability thereon, and further consents to the release of all or any part of the security for the payment hereof, or the release of any party liable for this obligation without affecting the liability of the other parties hereto, with all such waivers applying to the extent not prohibited by applicable law. Any delay on the part of the holder hereof in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as waiver in the event of any subsequent default. TO THE MAXIMUM EXTENT PERMITED AND ENFORCEABLE UNDER APPLICABLE LAW, MAKER FURTHER WAIVES TRIAL BY JURY AND ACKNOWLEDGES THAT

IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THE WAIVER BY ITS ATTORNEY.

14. Binding Effect. This Note shall be binding on Maker, its successors and assigns and shall inure to the benefit of Lender, any holder hereof, its successors and assigns.

15. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of **Florida**, without reference to conflicts of laws principals thereof.

16. Consent to Jurisdiction and Venue. Maker agrees that any controversy arising under or in relation to this Note may be litigated in the jurisdiction of the state of the **California**. The state and federal courts and authorities with jurisdiction in the state of the **California** shall have non-exclusive jurisdiction over all controversies that shall arise under or in relation to this Note. Maker irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue or defense to venue to which it might be entitled by virtue of domicile, habitual residence, inconvenient forum or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

17. Joint and Several. Should this Note be signed by more than one Maker, references in this Note to Maker in the singular shall include the plural and all obligations herein contained shall be joint and several of each signer hereof.

18. Rights Cumulative. The rights and remedies of Lender shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein or executed, and/or delivered in connection herewith, and under all applicable laws, and the exercise of any one or more of them will not be a waiver of any other.

19. Severability. If any term, clause, or provision hereof shall be adjudged to be invalid or unenforceable by a court of appropriate jurisdiction, the validity and enforceability of the remainder shall not affected thereby and each such term, clause, or provision shall be valid and enforceable to the fullest extent permitted by law.

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(Signature Page Follows)

IN WITNESS WHEREOF, this Note has been duly executed by Maker as of the date first above written.

MAKER:

Mopane Investments, LLC,
a Wyoming limited liability company

By: ___________________________________ (seal)
Name: **David Behrend**
Title: **Manager**

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy or validity of that document.

STATE OF CALIFORNIA)

COUNTY OF _______________)

On _______________, **2024**, before me, _________________________________ (a notary public), personally appeared **David Behrend**, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ___________________________________ (Seal)